Exhibit 2

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of August 27, 2007, between NWC (US) Holdings, Inc., a Delaware corporation (“Acquiror”), and the undersigned shareholder (“Holder”) of Cost-U-Less, Inc., a Washington corporation (“Target”).

RECITALS

Pursuant to an Agreement and Plan of Merger dated as of August 27, 2007 (the “Merger Agreement”) by and among Acquiror, Cougar Acquisition Corporation, a Washington corporation and wholly owned subsidiary of Acquiror (“Sub”), and Target, Sub is merging with and into Target (the “Acquisition”) and Target, as the surviving corporation of the Acquisition, will thereby become a wholly owned subsidiary of Acquiror. In the Acquisition, Target shareholders will receive $11.75 per share in cash. In order to induce Acquiror to enter into the Merger Agreement, Target has agreed to use its best efforts to solicit the proxy of certain significant shareholders of Target on behalf of Acquiror, and to cause certain significant shareholders of Target to execute and deliver to Acquiror Voting Agreements in the form hereof. The Holder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding Common Stock, $.001 par value per share, of Target as is indicated on Schedule A to this Agreement.

In consideration of the execution of the Merger Agreement by Acquiror, Holder agrees not to transfer or otherwise dispose of any of shares of Common Stock of Target, or any other shares of capital stock of Target acquired by Holder hereafter and prior to the Expiration Date (as defined below), and agrees to vote its shares of Common Stock of Target and any other such shares of capital stock of Target so as to facilitate consummation of the Acquisition.

AGREEMENT

The parties agree as follows:

1.	Definitions.

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

‘‘Affiliate’’ means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to Holder, ‘‘Affiliate’’ shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as an officer or director of the Company.

‘‘Alternative Transaction’’ means (i) any transaction of the type described in the definition of Acquisition Proposal contained in the Merger Agreement other than the transactions contemplated by the Merger Agreement and (ii) any other action, agreement or transaction that would reasonably be expected to hinder, delay, impede, interfere, postpone, discourage, adversely affect or frustrate the consummation of the transaction contemplated by the Merger Agreement.

‘‘Beneficially Owned’’ or ‘‘Beneficial Ownership’’ with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase ‘‘within 60 days’’ in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a Person shall include securities Beneficially Owned by (i) all controlled Affiliates of such Person, and (ii) all other Persons with whom such Person would constitute a ‘‘group’’ within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

‘‘Beneficial Owner’’ with respect to any securities means a Person that has Beneficial Ownership of such securities.

‘‘Person’’ means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity.

‘‘Subject Shares’’ means, with respect to Holder, without duplication, (i) the shares of the outstanding Common Stock, $.001 par value per share, of Target on the date hereof held by Holder as described on Schedule A, and (ii) any additional shares of Target Common Stock acquired by Holder or over which Holder acquires Beneficial Ownership from and after the date hereof, whether pursuant to existing stock option agreements or otherwise.

‘‘Transfer’’ means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, ‘‘Transfer’’ shall have a correlative meaning.

2.         Agreement to Retain Shares. Holder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Subject Shares prior to the Expiration Date and also agrees to be subject to the Proxy (as defined in Section 4)) or otherwise dispose of or encumber the Subject Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date (as defined in Section 8 hereof).

3.         Agreement to Vote Shares. At every meeting of the shareholders of Target called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Target with respect to any of the following, Holder shall vote the Subject Shares (i) in favor of approval of the Merger Agreement and the Acquisition and any matter that could reasonably be expected to facilitate the Acquisition, and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Acquisition) between Target and any person or entity other than Acquiror or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Merger Agreement or which could result in any of the conditions to Target's obligations under the Merger Agreement not being fulfilled. This Agreement is intended to bind Holder as a shareholder of Target only with respect to the specific matters set forth herein.

4.         Irrevocable Proxy. Concurrently with the execution of this Agreement, Holder agrees to deliver to Acquiror a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the extent provided in Section 23B.07.220(4) of the Washington Business Corporation Act covering the total number of Subject Shares beneficially owned by Holder set forth therein.

5.	Representations, Warranties and Covenants of Holder.

(a)       Holder hereby represents, warrants and covenants to Acquiror that Holder (i) is the beneficial owner of the Subject Shares reflected on Schedule A, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Target other than the Subject Shares reflected on Schedule A (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

(b)        Holder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 3 hereof are not irrevocable, and Holder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters. Prior to the Expiration Date, Holder shall not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 3 hereof (other than to Parent), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 3.

(c)        Holder shall not, and shall cause its Affiliates and its and their authorized representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any proposal that constitutes, or could reasonably be expected to lead to, an

Alternative Transaction, (ii) participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to Holder, Target, Target’s subsidiaries, Parent or Merger Sub or this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby to, or afford access to any of the properties, books or records of Holder, Target or Target’s subsidiaries to, any Person with respect to any Alternative Transaction, (iii) approve, endorse, recommend or vote for (or consent to) any Alternative Transaction or (iv) enter into any agreement or agreement in principle with any Person with respect to an Alternative Transaction. Notwithstanding anything to the contrary contained in this Agreement, (i) the provisions of this Agreement apply solely to Holder when acting in his or its capacity as a shareholder of Target and not when acting or purporting to act as a representative or an officer or director of Target (it being understood that Target has separate and independent obligations to Parent and Merger Sub under the Merger Agreement, including, without limitation, Section 5.2 thereof); and (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict Holder from exercising Holder’s fiduciary duties to Target and/or its shareholders by voting or taking any other action whatsoever in Holder’s capacity as a director or officer of Target.

(d)        Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Holder’s execution, delivery and performance of this Agreement.

6.         Additional Documents. Holder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquiror, to carry out the purpose and intent of this Agreement.

7.         Consent and Waiver. Holder hereby gives any consents or waivers that are reasonably required for the consummation of the Acquisition under the terms of any agreement to which Holder is a party or pursuant to any rights Holder may have.

8.         Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Section 7.1 thereof, (c) written notice by Parent to Holder of the termination of this Agreement, (d) any reduction in the Merger Consideration (as defined in the Merger Agreement) to a price less than $11.75 per share, or (e) January 31, 2008 (the date of the earliest of the events described herein, the “Expiration Date”).

9.	Miscellaneous.

(a)       Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 9(a) shall be binding upon the parties and their respective successors and assigns.

(b)       Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed,

construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

(c)       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)       Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(f)        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)       Covenants of Acquiror. In order to induce Holder to enter into this Voting Agreement and the Proxy, Acquiror agrees that:

(i)        it will not acquire any shares of Target unless it acquires all of the shares of Holder; and

(ii)       Holder will receive the highest price per share that Acquiror pays for any shares in the Acquisition.

The parties have caused this Agreement to be duly executed on the date first above written.

ACQUIROR
NWC (US) Holdings, Inc.

By:	/s/ Leo P. Charriere

Name:	Leo P. Charriere

(print)
Title: Chief Financial Officer

Address: 77 Main Street
Winnipeg, Manitoba, Canada RC3 2R1

JEFFREY MEDER

By:	/s/ J. Jeffery Meder

Name:	J. Jeffrey Meder
(print)
Title: President & CEO

Holder's Address for Notice:

________________________________

________________________________

________________________________

SCHEDULE A

Shares beneficially owned

Class of Shares	Number

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

COST-U-LESS, INC.

The undersigned shareholder of Cost-U-Less, Inc., a Washington corporation (“Target”), hereby irrevocably (to the full extent permitted by Section 23B.07.220(4) of the Washington Business Corporation Act) appoints the members of the Board of Directors of NWC (US) Holdings, Inc., a Delaware corporation (“Acquiror”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Target that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Target issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of Target as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the expiration Date (as defined below).

This Proxy is granted pursuant to that certain Voting Agreement of even date herewith, by and among Acquiror and the undersigned shareholder (the “Voting Agreement”), and is granted in consideration of Acquiror entering into that certain Agreement and Plan of Merger, of even date herewith, by and among Target, Acquiror and Cougar Acquisition Corporation, a Washington corporation (“Sub”) and wholly owned subsidiary of Acquiror (the “Merger Agreement”). The Agreement provides for the merger of Sub with and into Target (the “Acquisition”). As used herein, the term “Expiration Date” shall have the meaning set forth in Section 8 of the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares, at every annual, special or adjourned meeting of the shareholders of Target and in every written consent in lieu of such meeting (i) in favor of approval of the Acquisition and the Merger Agreement and in favor of any matter that could reasonably be expected to facilitate the Acquisition, and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination

(other than the Acquisition) between Target and any person or entity other than Acquiror or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Merger Agreement or which could result in any of the conditions to Target's obligations under the Merger Agreement not being fulfilled. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy is irrevocable (to the extent provided in Section 23B.07.220(4) of the Washington Business Corporation Act).

Dated: August ______, 2007

____________________________
(Signature of Holder)

Jeffrey Meder
(Print Name of Holder)

Shares beneficially owned:

Class of Shares	Number